As filed with the Securities and Exchange Commission on June 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SLM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2013874
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

300 Continental Drive,

Newark, Delaware 19713

(302) 451-0200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Laurent C. Lutz

Executive Vice President, General Counsel

and Corporate Secretary

300 Continental Drive

Newark, Delaware 19713

(302) 451-0200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John A. Bick

John B. Meade

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)(2)	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities(3), Common Stock, $0.20 par value per share(4), Preferred Stock, $0.20 par value per share, Warrants, and Units	(5)	(5)	(5)	(5)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Additional securities may be added by automatically effective post-effective amendments pursuant to Rule 413.
(3)	Debt Securities to be offered hereunder will consist of one or more series of senior debt securities, as more fully described herein.
(4)	Common Stock may be issued upon conversion, exercise or exchange of any Debt Securities, Preferred Stock or Warrants.
(5)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

SLM CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

This prospectus provides you with a general description of the securities we may offer. We may offer and sell, from time to time, in one or more offerings, debt securities, common stock, preferred stock, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and the applicable supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest.

We may issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants. Our common stock is listed on NASDAQ under the symbol “SLM.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 16 of our annual report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein.

Obligations of SLM Corporation and its subsidiaries are not guaranteed by the full faith and credit of the United States of America. Neither SLM Corporation nor any of its subsidiaries is a government-sponsored enterprise or an instrumentality of the United States of America.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read and carefully consider the information in this prospectus, any prospectus supplement and any free writing prospectus together with the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since any such date.

The terms “we,” “us,” “our,” “Sallie Mae” and the “Company” refer to SLM Corporation and its subsidiaries, except as otherwise indicated or unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains “forward-looking” statements and information based on management’s current expectations as of the date of this prospectus. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”); increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which we are a party; credit risk associated with our exposure to third parties, including counterparties to our derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; failures to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on our business; risks associated with restructuring initiatives; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayment on the loans that we make; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this prospectus are qualified by these cautionary statements and are made only as of the date of this prospectus. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and subsequent reports and registration statements filed from time to time with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on April 22, 2015;

•	our Current Reports on Form 8-K, filed with the SEC on March 30, 2015 and May 7, 2015;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2015;

•	the description of our 6.97% Cumulative Redeemable Preferred Stock, Series A in our Form 8-A, filed with the SEC on November 10, 1999;

•	the description of our Floating Rate Non-Cumulative Preferred Stock, Series B in our Form 8-A, filed with the SEC on June 9, 2005; and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning the office of Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713, (302) 451-0200.

SLM CORPORATION

SLM Corporation, more commonly known as Sallie Mae, is the nation’s leading saving, planning and paying for education company. For 40 years, we have made a difference in students’ and families’ lives, helping more than 31 million Americans pay for college. We recognize there is no single way to achieve this task, so we provide a range of products to help families whether college is a long way off or right around the corner. We promote responsible financial habits that help our customers dream, invest and succeed.

Our primary business is to originate and service Private Education Loans we make to students and their families. We use “Private Education Loans” to mean education loans to students or their families that are not issued, insured or guaranteed by any state or federal government. We also operate a consumer savings network that provides financial rewards on everyday purchases to help families save for college.

We were formed in 1972 as the Student Loan Marketing Association, a federally chartered government sponsored enterprise (“GSE”), with the goal of furthering access to higher education by providing liquidity to the education loan marketplace. On December 29, 2004, we terminated the federal charter, incorporated SLM Corporation as a Delaware corporation, and subsequently dissolved the GSE.

On April 30, 2014, we completed our plan to legally separate (“the Spin-Off”) into two distinct publicly traded entities—an education loan management, servicing and asset recovery business, Navient Corporation (“Navient”), and a consumer banking business, SLM Corporation.

Our principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713, and our telephone number is (302) 451-0200. We maintain a website at www.salliemae.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, loan originations, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

	3 Months Ended March 31,	Years Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)(2)	3.54	4.39	5.57	5.04	1.81	—
Ratio of earnings to fixed charges and preferred stock dividends(1)(2)	3.07	3.88	5.57	5.04	1.81	—

(1)	For purposes of computing these ratios, earnings represent income (loss) before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.
(2)	Due to a pre-tax loss from operations of $122,669,000 for the year ended December 31, 2010, the ratio coverage was less than 1:1. We would have needed to generate $122,669,000 of additional earnings in the year ended December 31, 2010 for the ratio coverage to equal 1:1.

SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;

•	warrants or other rights relating to foreign currency exchange rates;

•	warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index; or

•	units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

ADDITIONAL INFORMATION

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters or agents;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations that apply to the securities; and

•	any other material information about the offering and sale of the securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Restated Certificate of Incorporation, dated February 25, 2015 (the “Certificate of Incorporation”), our Amended and Restated By-Laws, effective September 25, 2014 (the “Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

General

The total number of shares of stock which the Company shall have authority to issue is 1,145,000,000 shares of capital stock, consisting of (i) 1,125,000,000 shares of common stock, par value $.20 per share (the “Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the “Preferred Stock”). As of March 31, 2015, 425,180,591 shares of our common stock, 3.3 million shares of our 6.970% Cumulative Redeemable Preferred Stock, Series A (the “Series A preferred stock”) and 4.0 million shares of our Floating Rate Non-Cumulative Preferred Stock, Series B (the “Series B preferred stock”) were outstanding.

Common Stock

Voting rights. Except as otherwise expressly required by law or provided in the Certificate of Incorporation, and subject to any voting rights provided to holders of preferred stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of common stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the common stock standing in such holder’s name on the stock transfer records of the Company.

Dividend rights. Subject to the rights of the holders of preferred stock, and subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of shares of common stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation, dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of common stock shall be entitled to receive the assets and funds of the Company available for distribution after payments to creditors and to the holders of any preferred stock of the Company that may at the time be outstanding, in proportion to the number of shares held by them.

Other rights. No holder of shares of common stock shall be entitled to preemptive or subscription rights.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in the Certificate of Incorporation and Bylaws, each as may be amended from time to time, that will not apply to that common stock.

Preferred Stock

We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. Our currently outstanding Series A preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on November 10, 1999. Our currently outstanding Series B preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on June 9, 2005. Each of these registration statements are incorporated by reference into this prospectus.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock.

Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without stockholder approval.

Preferred stock could, therefore, be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

Election and Removal of Directors

Our Certificate of Incorporation provides that the number of directors of the Company shall be not less than eleven (11) and no more than sixteen (16). Subject to the provisions of the Certificate of Incorporation, the number of directors of the Company shall be fixed from time to time by a majority vote of the directors then in office. The board of directors shall consist of a majority of independent directors, as determined under the Company’s corporate governance guidelines or any applicable exchange listing rules.

Directors may be removed with or without cause by a vote of the holders of shares entitled to vote at an election of directors at a duly called meeting of such holders, provided that no director shall be removed for cause except by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors, and provided further that if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors. The foregoing is subject to the rights of the holders of any series of preferred stock.

Any vacancy on the board of directors may be filled by the affirmative vote of a majority of directors then in office, but any vacancy filled in such manner shall be filled only until the next annual meeting of stockholders.

Written Consents

Our Certificate of Incorporation provides that any action required to be, or which may be, taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholder Meetings

Our Certificate of Incorporation and our Bylaws provide that special stockholder meetings may be called at the request in writing of the holders of at least one-third of our capital stock issued and outstanding and entitled to vote at an election of directors.

Amendment of Certificate of Incorporation

Our Certificate of Incorporation provides that any action by the board of directors to amend our Certificate of Incorporation shall be approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Company then entitled to vote at an election of directors. The Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders in the Certificate of Incorporation are granted subject to this reservation.

Amendment of Bylaws

Our Bylaws may generally be amended by the stockholders or the board of directors, provided, however, that notice of such amendment is provided before the date on which the meeting of stockholders at which such amendment shall become effective or be voted on. All such amendments must be approved by either the holders of a majority of our outstanding capital stock entitled to vote thereon or a majority of the entire board of directors.

Other Limitations on Stockholder Actions

Our Bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose any repeal or change in our Bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under the procedural requirements of our Bylaws, to be properly brought before an annual meeting, director nominations and other business must be:

•	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof);

•	properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof); or

•	brought before the annual meeting by any stockholder who is a stockholder of record on the date of the giving of the notice provided for in the Bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the procedures set forth in the Bylaws.

To be properly brought before an annual meeting, any such other business also must be a proper subject for action by stockholders, provided that the law of Delaware shall govern whether such business is a proper subject for action by stockholders.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the sixtieth (60th) day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and no later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which the date of such annual meeting was publicly announced.

Limitation of Liability of Directors and Officers

Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Any repeal or modification of the indemnification provision by our stockholders shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

We will indemnify any officer or director of the Company, subject to the applicable provisions of our Certificate of Incorporation and Bylaws, against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified as described in this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending the indemnification provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Forum Selection

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the applicable provisions of the Bylaws.

Delaware Business Combination Statute

We have opted out of Section 203 of the Delaware General Corporation Law.

Listing

Our common stock is listed on the NASDAQ Global Select Market.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued in one or more series under the indenture (as amended and supplemented from time to time, the “indenture”), dated as of June 17, 2015, between us and Deutsche Bank National Trust Company, as trustee (the “trustee”). The indenture is subject to any amendments or supplements we may enter into from time to time which are permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The descriptions below do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary below, defines your rights as a holder of our debt securities. If you would like to read the indenture, it is on file with the SEC, as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Sallie Mae” and the “Company” refer to SLM Corporation and not to any of our subsidiaries.

We will describe in the applicable prospectus supplement the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:

•	the designation and the aggregate principal amount of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	the currency of the debt securities of the series and the currency in which payments on the debt securities of the series are payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the denominations in which debt securities of the series shall be issuable;

•	any events of default, if different from the existing events of default under the indenture, and whether such additional or modified events of default are subject to covenant defeasance;

•	the trustee, if different from the existing trustee under the indenture;

•	any addition to, or modification of, any covenants with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

Unless otherwise specified in the applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully registered debt securities registered in the name of the nominee of The Depository Trust Company (“DTC”) and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Forms of Securities” below.

The indenture does not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. The indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen such series of debt securities and issue additional debt securities of such series having the same ranking and the same interest rate, maturity and other terms as the debt securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP number. No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such additional debt securities would be a part.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the Borough of Manhattan, the City of New York where we will pay the principal and premium, if any, on the debt securities and within or outside the Borough of Manhattan, the City of New York where you may present the debt securities for registration of transfer and exchange. We have designated (a) for debt securities transfer purposes and for purposes of presentment and surrender of any debt securities for final distribution, the office of the trustee located at DB Services Americas, Inc. MS JCK01-0218, 5022 Gate Parkway, Jacksonville, FL 32256, Attention: Shareholder Services, and (b) for all other purposes, the office of the trustee located at Deutsche Bank National Trust Company c/o Deutsche Bank Trust Company Americas, 60 Wall Street, 16th floor, mail stop: NYC60-1625, New York, New York 10005.

Ranking

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to such series of debt securities.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the debt securities will be obligations exclusively of SLM Corporation and will not be guaranteed by any of our subsidiaries. As a result, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries and our securitization entities will be paid from their assets before holders of the debt securities would have any claims to those assets.

As a holding company, we depend on the ability of our subsidiaries to transfer funds to us to meet our obligations, including our obligations to pay interest on the debt securities. Our subsidiaries have no obligation to pay any amounts due on the debt securities.

Certain Covenants

Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in any prospectus supplement. However, the indenture does not significantly limit our operations. In particular, the indenture does not:

•	limit the amount of dividends that we can pay;

•	limit the amount of debt securities that we can issue from time to time;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue; or

•	contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

Reports

We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the Annual Reports and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual Reports, information, documents and reports that are filed by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not, in a single transaction or through a series of related transactions, (i) merge or consolidate with any other person, or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•	either (a) we are the continuing person or (b) if we are not the continuing person, then the successor person formed by such consolidation or into which we are merged or the person to which substantially all of our assets are so transferred or otherwise disposed shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and this successor person expressly assumes all of our obligations under the indenture and the debt securities; provided that, in the event that such successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with such successor person, all of our obligations under the indenture and the debt securities;

•	immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and supplemental indenture (if any) comply with the indenture.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person, such successor person shall succeed to and be substituted for us, with the same effect as if it had been named in the indenture as us and we shall be relieved of any further obligations under the indenture and under the debt securities and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this section will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization facilities.

Events of Default

Unless otherwise provided in any related prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any debt securities:

•	default in the payment of any installment of interest on such series of debt securities when due and payable, and the continuance of such default for 30 days;

•	default in the payment of the principal of, or premium, if any, on such series of debt securities when due and payable (whether at maturity or upon acceleration, redemption, required repurchase or otherwise);

•	failure to observe or perform any other covenants or agreements in the indenture in respect of the debt securities of such series, which failure continues for 60 days after written notice, requiring us to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture;

•	specified events relating to our bankruptcy, insolvency, reorganization or receivership; and

•	any other events of default set forth in the related prospectus supplement.

Remedies

If an event of default arising from specified events of our bankruptcy, insolvency, reorganization or receivership occurs, the principal amount of all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of such series may declare the principal amount of the debt securities of such series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, the principal amount of such series of debt securities will become immediately due and payable. However, at any time after a declaration has been made or such series of debt securities have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of such series may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after the occurrence of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture currently permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices to be in the interests of the holders.

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security at the place, time, rates and in the currency expressed in the indenture and the debt security and to institute a suit for the enforcement of that payment.

Modification of Indenture

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities with the consent of holders of not less than a majority in aggregate principal amount of the debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment:

•	to change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•	to reduce the rate of or extend the time for payment of interest, if any, on any debt security or to alter the manner of calculation of interest payable on any debt security;

•	to reduce the principal amount or premium, if any, on any debt security;

•	to make the principal of, premium, if any, or interest on any debt security payable in a different currency;

•	to reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	to change any place of payment where the debt securities or interest thereon is payable;

•	to modify the interest rate reset provision of any debt security;

•	to impair the right of any holder of the debt securities to (i) receive payment of the principal of, or premium, if any, or interest on any debt securities on or after the respective due dates for such principal or interest, or (ii) institute suit for the enforcement of any such payment;

•	to reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or to extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•	to modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of such series, and the holders of other series of debt securities shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

In addition, we and the trustee with respect to the indenture may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•	to evidence that another corporation or limited liability company has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “Certain Covenants—Consolidation, Merger and Sale of Assets” above, and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•	to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors and the trustee shall consider to be for the protection of the holders of such debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•	to establish the forms or terms of debt securities of any series;

•

to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to create such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture thereto that do not, or otherwise amend or supplement the indenture or any supplemental indenture thereto in a manner that does not, adversely affect the interests of the holders of such series of debt securities in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus, any related prospectus supplements or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of the debt securities;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to conform the text of the indenture, any supplemental indenture, or the terms of any series of debt securities to this “Description of Debt Securities” or the “Description of Notes” in any related prospectus supplement;

•	to provide for the issuance of additional debt securities of any series;

•	to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and such debt securities, and to make all appropriate changes to the indenture for such purpose;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indenture or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indenture are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indenture

We have the right to (i) terminate all of our obligations with respect to a series of debt securities under the covenants described above under “—Certain Covenants” and under such other covenants for such series as may be established in the future in accordance with the terms of the indenture and (ii) provide that the events described in the third bullet under “—Events of Default” (as it relates to any covenants referred to in the preceding part of this sentence) and any other event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute events of default under the indenture with respect to such series of debt securities, once we:

•	irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

•	comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In the event of covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, and interest on, such series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, and to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, once we:

•	irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations (including both direct obligations of the United States backed by the full faith and credit of the United States or any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be; and

•	comply with certain other conditions, including delivery to the trustee of either (i) a ruling received from the Internal Revenue Service to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (ii) an opinion of counsel, based upon a change in law after the date of the indenture, to the same effect as the ruling described in clause (i).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Satisfaction and Discharge

The indenture will generally cease to be of any further effect with respect to any series of debt securities, if:

•

either (i) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions), or (ii) all such debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of such series; and

•	in either case, we also pay or cause to be paid all other sums then payable under the indenture by us with respect to such series of debt securities.

Any monies and U.S. government obligations deposited with the trustee for payment of principal of, premium, if any, or interest, if any, on the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of such series for two years after the date upon which the principal of, and interest and premium, if any, on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holder of the debt securities of such series may look only to us for payment thereof.

Miscellaneous Provisions

The indenture provides that certain series of debt securities, including those for which payment has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of the Trustee

The trustee may resign at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding debt securities of one or more series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture and the debt securities, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities;

•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates; or

•	index warrants, which are warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

•	in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

•	in the case of index warrants, the designation, aggregate principal amount, the procedures and conditions relating to the exercise of the index warrants, the date on which your right to exercise the index warrants commences and the date on which your right expires, the national securities exchange on which the index warrants will be listed, if any, and any other material terms of the index warrants;

•	in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	the provision for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. Each investor’s beneficial ownership of the securities is reflected on the books of the depositary or such investor’s broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of SLM Corporation, the trustees, the warrant agents, the unit agents or any other agent of SLM Corporation, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and the underwriters or agents may be represented by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SLM Corporation as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby, other than discounts and commissions.

Amount to Be Paid
Registration fee	$	*
Printing expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Blue Sky fees and expenses	$	**
Trustee, Transfer Agent and Registrar fees and expenses	$	**
Rating Agency fees and expenses	$	**
Miscellaneous	$	**
TOTAL	$

*	Registration fee is being deferred pursuant to Rule 456(b).
**	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may, subject to certain limitations, indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant’s Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, and any modification or repeal of Article VIII, with respect to such provisions, will be prospective only and will not in any way adversely affect any right of a director or officer in effect at the time with respect to any act or omission occurring prior to such repeal or modification.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability, and any repeal or modification of such provision in the Registrant’s Certificate of Incorporation by the Registrant’s stockholders will not adversely affect any right of a director existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

The Registrant has also entered into indemnification agreements (the “Indemnification Agreements”) with its independent directors (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for the maximum indemnity permitted for directors under Section 145 of the Delaware General Corporation Law and the Registrant’s By-laws, as well as additional procedural protections. The Indemnification Agreements require the Registrant to indemnify the relevant Indemnitee against liability that may arise by reason of his or her status or service as director of the Registrant if the Indemnitee acted in good faith, for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements require the Registrant to advance any expenses incurred by the relevant Indemnitee as a result of any proceeding against him or her, so long as the Indemnitee provides an undertaking that the Indemnitee will repay the advances to the extent that it ultimately is determined that the Indemnitee is not entitled to be indemnified by the Registrant, the expenses have not been paid for under any insurance policy, the underlying claim giving rise to the expenses is not for violation of Section 16(b) of the Exchange Act of 1934 (“short swing profits”), and the claim was not initiated by the Indemnitee.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this registration statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

4.1	Restated Certificate of Incorporation of the Company, dated February 25, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 26, 2015 (File No. 001-13251))

4.2	Amended and Restated By-Laws of the Company effective September 25, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on October 22, 2014 (File No. 001-13251))

4.3	Indenture, dated as of June 17, 2015, between SLM Corporation and Deutsche Bank National Trust Company, as Trustee

4.4	Form of Note*

4.5	Form of Warrant Agreement*

4.6	Form of Unit Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of KPMG LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of Deutsche Bank National Trust Company

*	To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, on June 17, 2015.

SLM CORPORATION

By:	/s/ Raymond J. Quinlan
	Name:	Raymond J. Quinlan
	Title:	Executive Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. McGarry and Laurent C. Lutz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Quinlan Raymond J. Quinlan	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	June 17, 2015

/s/ Steven J. McGarry Steven J. McGarry	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 17, 2015

/s/ Jonathan R. Boyles Jonathan R. Boyles	Senior Vice President and Controller (Principal Accounting Officer)	June 17, 2015

/s/ Paul G. Child Paul G. Child	Director	June 17, 2015

/s/ Mary Carter Warren Franke Mary Carter Warren Franke	Director	June 17, 2015

/s/ Earl A. Goode Earl A. Goode	Director	June 17, 2015

/s/ Ronald F. Hunt Ronald F. Hunt	Director	June 17, 2015

/s/ Marianne M. Keler Marianne M. Keler	Director	June 17, 2015

/s/ Jim Matheson Jim Matheson	Director	June 17, 2015

/s/ Jed H. Pitcher Jed H. Pitcher	Director	June 17, 2015

/s/ Vivian C. Schneck-Last Vivian C. Schneck-Last	Director	June 17, 2015

/s/ Frank C. Puleo Frank C. Puleo	Director	June 17, 2015

/s/ William N. Shiebler William N. Shiebler	Director	June 17, 2015

/s/ Robert S. Strong Robert S. Strong	Director	June 17, 2015

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

4.1	Restated Certificate of Incorporation of the Company, dated February 25, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 26, 2015 (File No. 001-13251))

4.2	Amended and Restated By-Laws of the Company effective September 25, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on October 22, 2014 (File No. 001-13251))

4.3	Indenture, dated as of June 17, 2015, between SLM Corporation and Deutsche Bank National Trust Company, as Trustee

4.4	Form of Note*

4.5	Form of Warrant Agreement*

4.6	Form of Unit Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of KPMG LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of Deutsche Bank National Trust Company

*	To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.